EXHIBIT 10.3


                       OPTION AGREEMENT TO PURCHASE STOCK

         THIS OPTION AGREEMENT TO PURCHASE STOCK ("Agreement") is made and entered into by and among NATIONAL FINANCIAL, INC., a Nevada corporation (hereinafter referred to as "National Financial"), AMERICAN INFLATABLES INC., a California corporation (hereinafter referred to as "American Inflatables"), and GREGORY MULHOLLAND, an individual (hereinafter referred to as "Optionor"). The Agreement is as follows:

                                    RECITALS

         A. Optionor is the owner of more than One Million Five Hundred Thousand (1,500,000) shares of no par value common stock (the "Stock") issued by American Inflatables.

         B. Optionor desires to sell, grant and convey to National Financial, and National Financial desires to purchase and acquire, an option to purchase the Stock from Optionor in accordance with the provisions of the Agreement.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Optionor, American Inflatables and National Financial agree as follows:

         1.       INCORPORATION OF RECITALS

         1.1 The RECITALS are hereby incorporated in this Paragraph 1.1 as though fully set forth herein, and the parties each acknowledge and agree that such party is bound by the same as though set forth in full in this Paragraph 1.1.

         2.       GRANT OF OPTION

         2.1 Optionor hereby sells, grants and conveys to National Financial the right and option (the "Option") to purchase one million shares of Stock from Optionor for the price of One Dollar ($1.00 U.S.) per share, and an additional Five Hundred Thousand (500,000) shares of Stock for the price of Two Dollars ($2.00 U.S.) per share for the total consideration of $2,000,000.00 (the "Purchase Price"). If and to the extent that National Financial exercises the Option, the first One Million (1,000,000) shares of Stock shall be sold, assigned, transferred and conveyed at the price of One Dollar ($1.00 U.S.) per share; thereafter, shares of Stock shall be sold, assigned, transferred and conveyed at the price of Two Dollars ($2.00 U.S.) per share. The Option may be exercised by National Financial at any time and from time to time until such time as all of the Stock is purchased by National Financial. Provided Optionor is then not in default under the terms of this Agreement, Optionor has the right to satisfy his obligations under this Agreement by substituting American Inflatables as the grantor of either options or warrants (on terms reasonably acceptable to National Financial) to purchase up to One Million Two Hundred-Fifty Thousand (1,250,000) shares of common stock, no par value, of


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American  Inflatables  on the same terms and  conditions  as Optionor has hereby granted to National Financial under this Agreement. For each share of common stock, no par value, for which American Inflatables issues either an option or a warrant directly to National Financial on such terms, Optionor shall be relieved of the obligation to sell, assign, transfer and convey one (1) share of the Stock.

         2.2 As full and complete consideration for the grant of the Option, Optionor acknowledges receipt of the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Option Consideration"), in the form of a deposit made on February 7, 2000 at the request and direction of Optionor, into Escrow No.
10-39211 at Investors Title Company - Escrow Division, in Newport Beach, California, to be applied against the purchase price of that certain real property known as 5672 Ocean Vista Drive, Huntington Beach, CA 92648.

         2.3 The Option Consideration shall be applied to the Purchase Price, but shall be refundable if Optionor breaches any provision of this Agreement.

         2.4 On the "Closing Date" (as defined in Paragraph 2.5, below), National Financial shall deliver to Optionor the remainder of the Purchase Price for the Stock to be purchased.

         2.5 "Closing Date" means the first business day following the date or dates on which National Financial notifies Optionor of its election to purchase some or all of the Stock, but not later than February 7, 2003.

         2.6 On the Closing Date, Optionor shall assign, convey and transfer to National Financial all right, title and interest of Optionor in and to the Stock which National Financial elects then to purchase.

         3.       ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         3.1 Optionor and American Inflatables hereby jointly and severally represent and warrant that:

                  A. Optionor is the sole owner of and has the full right, power and authority to sell, assign, convey and transfer full ownership in and to the Stock to National Financial and has the full right, power and authority to carry out his obligations hereunder

                  B. All information previously, herein or hereafter supplied to National Financial by or on behalf of Optionor and American Inflatables with respect to the Stock is and shall be true and correct.

                  C. No person other than Optionor has any right, title, claim or interest (by way of security interest or other lien or charge or otherwise) in, against or to the Stock.


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

                  D. American Inflatables is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all necessary corporate powers to own and/or lease its properties and to carry on its business as now owned and operated by it, and is duly qualified to do intrastate business and is in good standing in any other jurisdictions in which the it does business.

                  E. All of the Stock is validly issued, fully paid, and non-assessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating American Inflatables to issue or to transfer from treasury any additional shares of its capital stock of any class.

                  F. Optionor has or will have on the date(s) that National Financial exercises its right to purchase the Stock full power to transfer the Stock to National Financial without obtaining the consent or approval of any other person or governmental authority.

                  G. Optionor and American Inflatables have carefully read and reviewed this Agreement, understand this Agreement fully, and have had an opportunity to review this Agreement with an attorney of his or its choice prior to executing this Agreement.

                  H. Optionor and American Inflatables do not rely upon any statement, representation, legal opinion, accounting opinion, or promise of any other party in executing this Agreement.

                  I. This Agreement is the result of protracted, arms' length negotiation between the parties.

                  J. Optionor and American Inflatables are not involved in or aware of any pending, threatened or proposed litigation, action or proceeding affecting American Inflatables.

                  K. Neither Optionor nor American Inflatables has made any commitments to or agreements with any person that could adversely affect the operation of American Inflatables.

                  L. Neither Optionor nor American Inflatables has not received any notice to the effect that American Inflatables is in violation of any applicable statute, law, regulation or ordinance applicable to or affecting the same.

                  M. Except as reflected in its books and records, American Inflatables does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

                  N. Optionor has not executed any prior assignment of any of their rights under the Stock.

                  O. Optionor has not done anything which might prevent National Financial from or limit National Financial in exercising its right to purchase the Stock.

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                  P. There   is  no present  default  by  Optionor  or  American
Inflatables  with regard to the Stock.

                  Q. There has been no declaration, setting aside, or payment of a dividend in respect to the Stock, or any direct or indirect redemption, purchase, or other acquisition by American Inflatables of any of its shares of capital stock, and there has been no declaration, payment, or commitment or obligation of any kind for the payment, by American Inflatables, of a bonus or other additional salary or compensation to any of its officers, directors, or employees.

                  R. Until such time, if any, as National Financial exercises its right to purchase the Stock, there will be no declaration, setting aside, or payment of a dividend in respect to the Stock, or any direct or indirect redemption, purchase, or other acquisition by American Inflatables of any of its shares of capital stock, and there will be no declaration, payment, or commitment or obligation of any kind for the payment, by American Inflatables, of a bonus or other additional salary or compensation to any of its officers, directors, or employees.

                  S. There has been no sale or transfer of any asset of American Inflatables, except in the ordinary course of business, and there has been no amendment or termination of any contract, agreement, or license to which American Inflatables is a party, except in the ordinary course of business.

                  T. Until such time, if any, as National Financial exercises its right to purchase the Stock, there will be no sale or transfer of any asset of American Inflatables, except in the ordinary course of business, and there will be no amendment or termination of any contract, agreement, or license to which American Inflatables is a party, except in the ordinary course of business.

                  U. Except as otherwise reflected in the books and records of American Inflatables, there has been no loan by or to American Inflatables which remains outstanding, there has been no guaranty by American Inflatables of any loan which has not been repaid, and there has been no mortgage, pledge, or other encumbrance of any asset now owned by American Inflatables.

                  W. Until such time, if any, as National Financial exercises its right to purchase the Stock, there will be no waiver or release of any right or claim of American Inflatables, except in the ordinary course of business.

                  X. Until such time, if any, as National Financial exercises its right to purchase the Stock, there will be no destruction, damage to, or loss of any asset of American Inflatables not covered by insurance and which materially or adversely affects the financial condition of American Inflatables.





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                  Y.  Except as  reflected  in the books and records of American
Inflatables, American Inflatables has no debt, liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, or whether due or to become due.

                  Z. American Inflatables has within the time and the manner prescribed by law filed all tax returns, including without limitation, all federal and state income and employment tax returns, required by law and has paid all taxes, assessments, and penalties due and payable in connection therewith. There are no disputes as to taxes of any nature payable by American Inflatables.

                  AA.      American Inflatables  has  good and  marketable title
to its assets and interests therein, whether real, personal, tangible, and intangible.

                  BB.      The  consummation  of  the  transactions contemplated
hereby will not result in or constitute any of the following:

                           (i) A   breach  of  any  term  or  provision  of  any
agreement to which American Inflatables is a party or bound.

                           (ii) A  default  or an event  that,  with or  without
notice or lapse of time, would be a default or violation of any document, instrument or arrangement to which American Inflatables is a party or by which American Inflatables is bound.

                           (iii)  An  event  that  would  permit  any  party  to
terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Optionor or American Inflatables.

                           (iv)  The creation or imposition of any lien,  charge
or encumbrance on any of the properties of Optionor or American Inflatables.

                  CC.      None of the  representations  and warranties  made by
Optionor and American Inflatables contains any untrue statement of a material fact or omits any material fact, the omission of which would be misleading.

                  DD. Each and every representation and warranty made by Optionor and American Inflatables and set forth in this Agreement was material to the decision of National Financial to enter into this Agreement and was relied upon by National Financial in doing so. Such representations and warranties shall survive the consummation of the transactions contemplated by the Agreement notwithstanding any investigations or opportunities to investigate, nor any covenant or agreement set forth in this Agreement.



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         3.2 Optionor  and  American  Inflatables  shall  jointly and  severally indemnify National Financial against and hold it harmless from any and all liability, loss, or damage (including reasonable attorneys' fees) which it may incur under this Agreement or by reason of this Agreement, and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of this Agreement, and for any breach by Optionor or American Inflatables of any covenant, warranty, duty or obligation under this Agreement.

         4.  COVENANTS OF OPTIONOR AND AMERICAN INFLATABLES

         4.1 In addition to all covenants and agreements of Optionor and American Inflatables set forth in this Agreement, Optionor and American Inflatables hereby jointly and severally agree:

                  A. To do all acts that may be necessary to maintain, preserve and protect the value of the Stock

                  B. Not to use or permit any capital stock of American Inflatables to be issued, bought, sold or used in violation of any provision of this Agreement or any applicable law, statute, rule, regulation or ordinance.

                  C. To pay, or cause to be paid promptly when due, all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting American Inflatables.

                  D. To notify National Financial promptly of any change in American Inflatables' name or place of business, or, if American Inflatables has more than one place of business, its head office, or office in which its records are kept.

                  E. To procure, execute and deliver from time to time any endorsements, assignments, and other writings deemed necessary or appropriate by National Financial to perfect, maintain and protect the Option.

                  F. To appear in and defend any action or proceeding which may affect National Financial's interest in the Option.

                  G. To keep accurate and complete records of its and their respective business affairs and to provide National Financial with such records and such other reports and information relating to their respective business affairs as National Financial may reasonably request from time to time


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                  H. To not (i) amend the Articles of Incorporation or Bylaws of
American Inflatables in a manner which would impair, decrease or diminish the value of the Option or the Stock, (ii) issue any shares of its capital stock to third parties for cash, (iii) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued or transferred to third parties from treasury for cash, or (iv) agree to do any of the acts listed above. Notwithstanding the foregoing, American Inflatables may issue shares of its capital stock in exchange for assets or equity of other entities of greater or equal value which are to be acquired by or merged into American Inflatables.

                  I. Other than as contemplated by this Agreement, to take no action and make no statement, admission or representation regarding National Financial without its prior written consent.

                  J. American Inflatables shall use its best efforts to file with the Securities and Exchange Commission, and every other governmental agency with jurisdiction over the issuance of shares of common stock, as soon as practicable all documents and instruments necessary to allow American Inflatables to issue to members of the general public unrestricted and freely tradeable common stock, no par value, the number of such freely traded shares to be not less than One Million Five Hundred Thousand (1,500,000).

         5. DISCLOSURE OF CONFIDENTIAL INFORMATION AND TRADE SECRETS

         5.1 Prior to and after the effective date of this Agreement, Optionor may have had and may have access to and become acquainted with certain confidential information regarding American Inflatables, namely, its business plans, written records used in its business, and other confidential concepts and ideas in and related to its business, whether the same were made, devised, conceived, developed or perfected by Optionor, either alone or in conjunction with other person or persons (collectively, the "Trade Secrets").

         5.2 Optionor acknowledges, agrees, represents and warrants to and for the benefit of American Inflatables and National Financial that prior to and after the effective date of this Agreement, all of the entire right, title and interest in and to the Trade Secrets, and the totality of the same are and shall henceforth be the exclusive property of American Inflatables.

         5.3 Optionor shall not disclose any Trade Secrets to any other person, firm, or entity, at any time, nor utilize any Trade Secret or any derivative thereof.

         5.4 Optionor shall not announce, publish, release, deliver, relinquish or distribute in any manner any Trade Secret or any information relating to this Agreement.

         6.       MISCELLANEOUS PROVISIONS

         6.1 In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

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         6.2 This Agreement  contains the entire  agreement  between the parties regarding the option to purchase the Stock, and all prior and contemporaneous agreements, understandings, representations and statements, oral or written, concerning the same are merged herein.

         6.3 No amendment, modification, waiver, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such amendment, modification, waiver, discharge or change is or may be sought.

         6.4 Wherever applicable, time is of the essence of this Agreement and each of its provisions.

         6.5 All rights of National Financial under this Agreement shall inure to the benefit of its successors and assigns, and all obligations of Optionor shall bind its heirs, executors, administrators, successors and assigns; provided, however, that Optionor shall not assign its obligations without the prior written consent of National Financial. Notwithstanding the foregoing, on the effective date that American Inflatables may offer sell to members of the general public unrestricted and freely tradeable common stock, no par value, Optionor shall have the right, duty and obligation to cause American Inflatables to either issue directly, or to grant an option to National Financial to purchase, up to One Million Five Hundred Thousand (1,500,000) shares of unrestricted and freely tradeable common stock, no par value, for the same price and otherwise on the same terms herein above described. For each share of unrestricted and freely tradeable common stock, no par value, issued directly by American Inflatables to National Financial on such terms, Optionor shall be relieved of the obligation to sell, assign, transfer and convey one (1) share of the Stock.

         6.6  All  representations,   warranties,   covenants,  obligations  and
agreements contained in this agreement shall survive the execution and delivery hereof.

         6.7 Unless otherwise specifically provided in this Agreement, all notices, demands, or other communications given hereunder shall be in writing and shall be deemed to have been duly given upon personal delivery or as of the third (3rd) business day after mailing by United States certified mail, postage prepaid, addressed as follows:

As to National Financial:           National Financial, Inc
                                    C/o John G. Cruz, Esq.
                                    4 Park Plaza
                                    Suite 1230
                                    Irvine, CA 92614


As to American Inflatables
and Optionor:                        -------------------------
                                     -------------------------
                                     -------------------------


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or to such other  address  or other  person as either of the above  persons  may notify the other in the manner set forth above; provided that any notice of change of address or person to be notified shall be deemed given only when actually received.

         6.8 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

         6.9 The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         6.10 This Agreement may be executed in two (2) or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         6.11 It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable and the rights and obligations of the parties hereto shall continue unabated.

         6.12 The rights, powers and remedies of National Financial under this Agreement shall in addition to all rights, powers and remedies given to National Financial by virtue of any statute or rule of law, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised concurrently without impairing National Financial s rights under any other documents or instruments that may be delivered in connection with this Agreement.

         6.13 Any forbearance, failure or delay after the date of this Agreement by National Financial in exercising any right, power or remedy this Agreement shall not preclude the further exercise thereof, and every right, power or remedy of National Financial shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by National Financial.

         THIS AGREEMENT IS EFFECTIVE AS OF THIS 7th DAY OF FEBRUARY 2000.

"National Financial"                                 "Optionor"

NATIONAL FINANCIAL, INC.,
a Nevada corporation

By:                                           By:
      -------------------                          -----------------------
      Yvonne M. Hines,                             Gregory Mulholland,
      Its President                                An individual


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"American Inflatables"

AMERICAN INFLATABLES INC.,
a California corporation

By:
         ---------------------
         Gregory Mulholland,
         Its President


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